SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Invesco Finance plc

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Invesco Finance plc

125 London Wall

London, EC2Y 5AS

United Kingdom

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.750% Senior Notes due 2026	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following. ☐

Securities Act registration statement file number to which this form relates: 333-207337

Securities registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Invesco Finance plc (“the Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated October 8, 2015 (the “Prospectus Supplement”), relating to its underwritten public offering of $500,000,000 aggregate principal amount of 3.750% Senior Notes due 2026 (the “Notes”), which are guaranteed by its indirect parent company, Invesco Ltd., and are to be registered hereunder, to a prospectus dated October 8, 2015 (the “Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-207337). The Registrant incorporates by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 6 through 15 of the Prospectus, and “Description of the Notes” on pages S-23 through S-31 and “Tax Considerations” on pages S-33 through S-40 of the Prospectus Supplement.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement.

4.1	Indenture, dated as of November 8, 2012, among Invesco Finance PLC, the Guarantors and The Bank of New York Mellon, as trustee (incorporated by reference herein to Exhibit 4.1 of Current Report on Form 8-K of Invesco Ltd. filed with the Commission on November 9, 2012).

4.2	Fourth Supplemental Indenture, dated October 14, 2015, among Invesco Finance PLC, Invesco Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference herein to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on October 14, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INVESCO FINANCE PLC

By:	/s/ Robert H. Rigsby
Name:	Robert H. Rigsby
Title:	Secretary

Dated: October 23, 2015